Exhibit 99.1

1110103

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Jon Leibowitz, Chairman William E. Kovacic J. Thomas Rosch Edith Ramirez Julie Brill

In the Matter of
Docket No. C-
DAVITA INC., a corporation.

DECISION AND ORDER

[Redacted Public Version]

The Federal Trade Commission (“Commission”), having initiated an investigation of the proposed acquisition by DaVita Inc. of CDSI I Holding Company, Inc. (“DSI”), and DaVita Inc. (hereafter referred to as “Respondent DaVita”) having been furnished thereafter with a copy of a draft of Complaint that the Bureau of Competition proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge Respondent DaVita with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45; and

Respondent DaVita, its attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Orders (“Consent Agreement”), containing an admission by Respondent DaVita of all the jurisdictional facts set forth in the aforesaid draft of Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondent DaVita that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and

The Commission having thereafter considered the matter and having determined that it had reason to believe that Respondent DaVita has violated the said Acts, and that a Complaint should issue stating its charges in that respect, and having thereupon issued its Complaint and an Order to Hold Separate and Maintain Assets (“Hold Separate Order”), and having accepted the executed Consent Agreement and placed such Consent Agreement on the public record for a period of thirty (30) days for the receipt and consideration of public comments, now in further conformity with the procedure described in Commission Rule 2.34, 16 C.F.R. § 2.34, the

Commission hereby makes the following jurisdictional findings and issues the following Decision and Order (“Order”):

1.	Respondent DaVita Inc. is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware with its office and principal place of business located at 1551 Wewatta St. Denver, Colorado 80202.

2.	The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of Respondent DaVita, and the proceeding is in the public interest.

ORDER

I.

IT IS ORDERED that, as used in this Order, the following definitions shall apply:

A.	“DaVita” means DaVita Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its joint ventures, subsidiaries, divisions, groups and affiliates controlled by DaVita Inc. (including, after the Effective Date, CDSI I Holding Company, Inc.), and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

B.	“DSI” means CDSI I Holding Company, Inc., its directors, officers, employees, agents, representatives, successors, and assigns; and its joint ventures, subsidiaries, divisions, groups and affiliates controlled by CDSI I Holding Company, Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

C.	“Commission” means the Federal Trade Commission.

D.	“Acquirer” and “Acquirers” means Frazier/NEA, and each Person that receives the prior approval of the Commission to acquire any of the Appendix A Clinic Assets pursuant to Paragraphs II or V of this Order.

E.	“Alabama Governmental Approvals For Divestiture” means any Governmental Approvals For Divestiture issued by the State of Alabama.

F.	“Alabama Clinic Assets” means the DSI Norwood Clinic, located at 1424 North Carraway Boulevard, Birmingham, AL 35234, and all Assets Associated with that Clinic.

G.	“Appendix A Clinics” means Clinics listed in Appendix A to this Order.

H.	“Appendix A Clinic Assets” means the Appendix A Clinics, the Appendix A Joint Venture Equity Interests, and all Assets Associated with each of the Appendix A Clinics, except for the Owned Real Property.

I.	“Appendix A Joint Venture Equity Interests” means the joint venture equity interest owned by DSI in each of the following joint ventures: (1) Renal Care Group South Tampa, LLC; (2) DSI El Paso, LLC (3) Renal Care Group Galleria, LLC; and (4) DSI Greenville, LLC. The joint ventures are more fully described in Appendix A-2.

J.	“Appendix F Clinics” means the clinics identified in Non-Public Appendix F that are owned by DaVita in locations proximate to the DSI Clinics listed in Appendix A. In any given location, there may be a greater, smaller, or equal number of DaVita Clinics in Non-Public Appendix F that correspond to DSI Clinics in any given location.

K.	“Appendix F Clinic Assets” means the Appendix F Clinics, the Appendix F Joint Venture Equity Interests and all Assets Associated with each of the Appendix F Clinics, except for the Owned Real Property.

L.	“Appendix F Joint Venture Equity Interests” means the joint venture equity interest owned by DSI described in Appendix F-2.

M.	“Assets Associated” means the following assets Relating To the Operation Of A Clinic:

1.	all rights under the Clinic’s Physician Contracts;

2.	leases for the Real Property of the Clinic;

3.	consumable or disposable inventory, including, but not limited to, janitorial, office, and medical supplies, and at least ten (10) treatment days of dialysis supplies and pharmaceuticals, including, but not limited to, erythropoietin;

4.	all rights, title and interest of Respondent DaVita or DSI in any tangible property (except for consumable or disposable inventory) that has been on the premises of the Clinic at any time since January 1, 2011, including, but not limited to, all equipment, furnishings, fixtures, improvements, and appurtenances;

5.	books, records, files, correspondence, manuals, computer printouts, databases, and other documents Relating To the Operation Of The Clinic located on the premises of the Clinic or in the possession of the Regional Manager responsible for such Clinic (or copies thereof where Respondent DaVita or DSI has a legal obligation to maintain the original document), including, but not limited to:

a.	documents containing information Relating To patients (to the extent transferable under applicable law), including, but not limited to, medical records,

b.	financial records,

c.	personnel files,

d.	Physician lists and other records of the Clinic’s dealings with Physicians,

e.	maintenance records,

f.	documents Relating To policies and procedures,

g.	documents Relating To quality control,

h.	documents Relating To Payors,

i.	documents Relating To Suppliers,

j.	documents Relating To Clinics other than the Clinic To Be Divested, PROVIDED, HOWEVER, if such documents are located other than on the premises of the Clinic To Be Divested, Respondent DaVita may submit a copy of the document with the portions not Relating To the Clinic To Be Divested redacted, and

k.	copies of contracts with Payors and Suppliers, unless such contracts cannot, according to their terms, be disclosed to third parties even with the permission of Respondent DaVita to make such disclosure;

6.	Respondent DaVita’s and DSI’s Medicare and Medicaid provider numbers, to the extent transferable;

7.	all permits and licenses, to the extent transferable;

8.	Intangible Property relating exclusively to the Operation Of The Clinic; and a royalty-free perpetual worldwide license for the use, without any limitation, of all other Intangible Property Relating To the Operation Of The Clinic (including the right to transfer or sublicense such Intangible Property, exclusively or nonexclusively, to others by any means); and

9.	assets that are used in, or necessary for, the Operation Of The Clinic.

PROVIDED, HOWEVER, that “Assets Associated” does not include Excluded Assets.

N.	“Assets To Be Divested” means the Appendix A Clinic Assets and any Appendix F Clinic Assets divested pursuant to Paragraph V.A. of the Order.

O.	“Clinic” means a facility that provides hemodialysis or peritoneal dialysis services to patients suffering from kidney disease.

P.

“Clinic’s Physician Contracts” means all agreements to provide the services of a Physician to a Clinic, regardless of whether any of the agreements are with a Physician or with a medical group, including, but not limited to, agreements for the services of a medical director for the Clinic and “joinder” agreements with Physicians in the same medical practice as a medical director of the Clinic.

Q.	“Clinic To Be Divested” and “Clinics To Be Divested” means the Appendix A Clinics, the Appendix A Joint Venture Equity Interests and any Appendix F Clinics or Appendix F Joint Venture Equity Interests divested pursuant Paragraph V.A. of the Order.

R.	“Confidential Business Information” means competitively sensitive, proprietary, and all other information that is not in the public domain owned by or pertaining to a Person or a Person’s business, and includes, but is not limited to, all customer lists, price lists, contracts, cost information, marketing methods, patents, technologies, processes, or other trade secrets.

S.	“Contract Services” means services performed pursuant to any Clinic’s Physician Contract.

T.	“DaVita Employee Of A Clinic To Be Divested” and “DaVita Employee Of The Clinic To Be Divested” means an Employee Of A Clinic To Be Divested who is employed by Respondent DaVita or, before the acquisition by Respondent DaVita, by DSI.

U.	“DaVita’s Medical Protocols” means medical protocols promulgated by Respondent DaVita, whether in hard copy or embedded in software, that have been in effect at any time since July 1, 2010. PROVIDED, HOWEVER, “DaVita’s Medical Protocols” does not mean medical protocols adopted or promulgated, at any time, by any Physician or by any Acquirer, even if such medical protocols are identical, in whole or in part, to medical protocols promulgated by Respondent DaVita.

V.	“Designated DaVita Employee” means (1) a DaVita Employee Of A Clinic To Be Divested, and (2) any of the additional DaVita and DSI employees listed in Non-Public Appendix G to this Order.

W.	“Divestiture Agreement” and “Divestiture Agreements” mean any agreement pursuant to which Respondent DaVita or a Divestiture Trustee divests any Appendix A Clinic Assets or Appendix F Clinic Assets pursuant to this Order and with the prior approval of the Commission.

X.	“Divestiture Trustee” means the person appointed to act as trustee by the Commission pursuant to Paragraph II.A or V of this Order.

Y.	“DSI’s Medical Protocols” means medical protocols promulgated by DSI, whether in hard copy or embedded in software, that have been in effect at any time since July 1, 2010. PROVIDED, HOWEVER, “DSI’s Medical Protocols” does not mean medical protocols adopted or promulgated, at any time, by any Physician or by any Acquirer, even if such medical protocols are identical, in whole or in part, to medical protocols promulgated by DSI.

Z.	“Effective Date” means the date on which Respondent DaVita acquires DSI.

AA.	“Employee Of A Clinic To Be Divested” and “Employee Of The Clinic To Be Divested” mean any individual (including, but not limited to, a clinic director, manager, nurse, technician, clerk, or social worker) who is not a Regional Manager, who is employed by Respondent DaVita, or before the Acquisition, by DSI, by an Acquirer, or by another manager or owner of such Clinic To Be Divested, and who has worked part-time or full-time on the premises of such Clinic To Be Divested at any time since January 1, 2011, regardless of whether the individual has also worked on the premises of any other Clinic.

BB.	“Excluded Assets” means:

1.	all cash, cash equivalents, and short term investments of cash;

2.	accounts receivable;

3.	income tax refunds and tax deposits due Respondent DaVita or DSI;

4.	unbilled costs and fees, and Medicare bad debt recovery claims, arising before a Clinic is divested to an Acquirer;

5.	rights to the names “DaVita”and any variation of that name, and any names, phrases, marks, trade names, and trademarks to the extent they include the marks and designs in Exhibit D to this Order;

6.	insurance policies and all claims thereunder;

7.	prepaid items or rebates;

8.	minute books (other than governing body minute books of the Clinic To Be Divested), tax returns, and other corporate books and records;

9.	any inter-company balances due to or from Respondent DaVita and DSI or their affiliates;

10.	all benefits plans;

11.	all writings and other items that are protected by the attorney-client privilege, the attorney work product doctrine or any other cognizable privilege or protection, except to the extent such information is necessary to the Operation Of A Clinic that is divested;

12.	telecommunication systems equipment and applications, and information systems equipment including, but not limited to computer hardware, not physically located at a Clinic To Be Divested but shared with the Clinic To Be Divested through local and/or wide area networking systems;

13.	e-mail addresses and telephone numbers of Respondent DaVita’s and DSI’s employees;

14.	Software;

15.	computer hardware used in the Operation Of The Clinic that is (a) not located at the Clinic, and (b) not otherwise to be divested pursuant to a Divestiture Agreement;

16.	all Supplier or provider numbers issued to Respondent DaVita or DSI by a Supplier or Payor with respect to any Clinic To Be Divested, except for Respondent DaVita’s or DSI’s Medicare and Medicaid provider numbers for each Clinic To Be Divested;

17.	rights under agreements with Payors and Suppliers that are not assignable even if Respondent DaVita and DSI approve such assignment;

18.	office equipment and furniture that (a) is not, in the Ordinary Course Of Business, physically located at the Clinic To Be Divested, (b) is shared with Clinics other than the Clinic To Be Divested, and (c) is not necessary to the Operation Of The Clinic To Be Divested.

19.	Licensed Intangible Property; and

20.	strategic planning documents that a. relate to the Operation Of The Clinic other than the Clinic To Be Divested, and b. are not located on the premises of the Clinic To Be Divested.

CC.	“Frazier” means Frazier Healthcare, a growth equity and venture capital partnership organized, existing and doing business under and by virtue of the laws of the State of Delaware with its office and principal place of business located at 601 Union Street, Suite 3200, Seattle, WA 98101.

DD.	“Frazier/NEA Divestiture Agreements” means the following agreements:

1.	the Amended and Restated Asset Purchase Agreement dated August 26, 2011, by and among Dialysis Newco, Inc., CDSI I Holding Company, Inc., and DaVita Inc., and all attachments and exhibits, thereto, and

2.	the Transition Services Agreement dated August 26, 2011, between Dialysis Newco, Inc. and DaVita Inc., and all attachments and exhibits, thereto.

(The Frazier/NEA Divestiture Agreements are attached as Non-Public Appendix E to this Order.)

EE.	“Governmental Approvals” means any permissions or sanctions issued by any government or governmental organization, including, but not limited to, licenses, permits, accreditations, authorizations, registrations, certifications, certificates of occupancy, and certificates of need.

FF.	“Government Approvals For Continued Operation” means any Governmental Approvals, other than Government Approvals For Divestiture, that an Acquirer must have to continue to operate a Clinic To Be Divested.

GG.	“Governmental Approvals For Divestiture” means any Governmental Approvals that an Acquirer must have to own, and to initially operate, a Clinic To Be Divested, including, but not limited to, state-issued licenses and state-issued certificates of need.

HH.	“Illinois Governmental Approvals For Divestiture” means any Governmental Approvals For Divestiture issued by the State of Illinois.

II.	“Illinois Clinic Assets” means the DSI Scottsdale Clinic located at 4651 West 79th Street, Unit 100 Chicago, IL 60652, and all Assets Associated with that Clinic.

JJ.	“Intangible Property” means intangible property Relating To the Operation Of A Clinic To Be Divested including, but not limited to, intellectual property, software, computer programs, patents, know-how, goodwill, technology, trade secrets, technical information, marketing information, protocols, quality control information, trademarks, trade names, service marks, logos, and the modifications or improvements to such intangible property.

KK.	“Licensed Intangible Property” means intangible property licensed to Respondent DaVita from a third party Relating To the Operation Of A Clinic To Be Divested including, but not limited to, intellectual property, software, computer programs, patents, know-how, goodwill, technology, trade secrets, technical information, marketing information, protocols, quality control information, trademarks, trade names, service marks, logos, and the modifications or improvements to such intangible property that are licensed to Respondent DaVita. (“Licensed Intangible Property” does not mean modifications and improvements to intangible property that are not licensed to Respondent DaVita.)

LL.	“Monitor Agreement” means the Monitor Agreement dated August 11, 2011, between DaVita Inc., and Richard Shermer, of R. Shermer & Co. (The Monitor Agreement is attached as Appendix C to this Order. The Monitor Agreement Compensation is attached as Confidential Appendix C-1 to this Order.)

MM.	“NEA” means New Enterprise Associates, a venture capital firm organized, existing and doing business under and by virtue of the laws of the Cayman Islands with its office and principal place of business located at 2855 Sand Hill Road, Menlo Park, CA 94025.

NN.	“Operation Of A Clinic” and “Operation Of The Clinic” mean all activities Relating To the business of a Clinic, including, but not limited to:

1.	attracting patients to the Clinic for dialysis services, providing dialysis services to patients of the Clinic, and dealing with their Physicians, including, but not limited to, services Relating To hemodialysis and peritoneal dialysis;

2.	providing medical products to patients of the Clinic;

3.	maintaining the equipment on the premises of the Clinic, including, but not limited to, the equipment used in providing dialysis services to patients;

4.	purchasing supplies and equipment for the Clinic;

5.	negotiating leases for the premises of the Clinic;

6.	providing counseling and support services to patients receiving products or services from the Clinic;

7.	contracting for the services of medical directors for the Clinic;

8.	dealing with Payors that pay for products or services offered by the Clinic, including but not limited to, negotiating contracts with such Payors and submitting claims to such Payors; and

9.	dealing with Governmental Approvals Relating To the Clinic or that otherwise regulate the Clinic.

OO.	“Ordinary Course Of Business” means actions taken by any Person in the ordinary course of the normal day-to-day Operation Of The Clinic that is consistent with past practices of such Person in the Operation Of The Clinic, including, but not limited to past practice with respect to amount, timing, and frequency.

PP.	“Osceola Non-Compete” means the non-compete agreement between Respondent DaVita and Dr. Nawar Mansour, who was proposed as a Medical Director for a clinic that Respondent DaVita never opened in Osceola, Arkansas.

QQ.	“Other Contracts Of Each Clinic To Be Divested” means all contracts Relating To the Operation Of A Clinic, where such Clinic is a Clinic To Be Divested – including, but not limited to, contracts for goods and services provided to the Clinic and contracts with Payors – but does not mean the Clinic’s Physician Contracts and the leases for the Real Property Of The Clinic.

RR.

“Payor” means any Person that purchases, reimburses for, or otherwise pays for medical goods or services for themselves or for any other person, including, but not limited to: health insurance companies; preferred provider organizations; point of service organizations; prepaid hospital, medical, or other health service plans; health maintenance organizations; government health benefits programs; employers or other persons providing or administering self-insured health benefits programs; and patients who purchase medical goods or services for themselves.

SS.	“Person” means any natural person, partnership, corporation, association, trust, joint venture, government, government agency, or other business or legal entity.

TT.	“Physician” means a doctor of allopathic medicine (“M.D.”) or a doctor of osteopathic medicine (“D.O.”).

UU.	“Real Property Of The Clinic” means real property on which, or in which, the Clinic is located, including real property used for parking and for other functions Relating To the Operation Of The Clinic.

VV.	“Relating To” means pertaining in any way to, and is not limited to that which pertains exclusively to or primarily to.

WW.	“Regional Manager” means any individual who has been employed by Respondent DaVita or DSI with supervisory responsibility for three or more Clinics.

XX.	“Regional Manager Of A Clinic To Be Divested” and “Regional Manager Of The Clinic To Be Divested” mean a Regional Manager who has had direct supervisory responsibility for a Clinic To Be Divested at any time since January 1, 2011.

YY.	“Software” means executable computer code and the documentation for such computer code, but does not mean data processed by such computer code.

ZZ.	“Supplier” means any Person that has sold to Respondent DaVita or DSI any goods or services, other than Physician services, for use in a Clinic To Be Divested. PROVIDED, HOWEVER, “Supplier” does not mean an employee of Respondent DaVita or DSI.

AAA.	“Time Of Divestiture” means the date upon which an Appendix A Clinic or an Appendix F Clinic is divested to an Acquirer pursuant to this Order.

II.

IT IS FURTHER ORDERED that:

A.	Respondent DaVita shall:

1.

within thirty (30) days after the Effective Date, divest to Frazier/NEA, absolutely, and in good faith, pursuant to and in accordance with the Frazier/NEA Divestiture Agreements all the Appendix A Clinic Assets, except for the Alabama Clinic Assets and the Illinois Clinic Assets, as on-going businesses, and grant to the Acquirer a royalty-free, worldwide exclusive license for the use, without any limitation, of the DSI Medical

Protocols (including the right to transfer or sublicense such protocols, exclusively or nonexclusively, to others by any means); PROVIDED, HOWEVER, that Respondent DaVita may receive, as a part of the Frazier/NEA Divestiture Agreements and for a reasonable amount of time during a transition period, a royalty-free perpetual worldwide license for the use of DSI’s Medical Protocols (not including the right to transfer or sublicense such protocols, exclusively or nonexclusively, to others by any means).

2.	within ninety (90) days after the Effective Date, divest to Frazier/NEA, absolutely, and in good faith, pursuant to and in accordance with the Frazier/NEA Divestiture Agreements, the Alabama Clinic Assets, as an on-going business.

3.	within ninety (90) days after the Effective Date, divest to Frazier/NEA, absolutely, and in good faith, pursuant to and in accordance with the Frazier/NEA Divestiture Agreements, the Illinois Clinic Assets, as an on-going business.

PROVIDED, HOWEVER, if, at the time the Commission determines to make this Order final, the Commission notifies Respondent DaVita that Frazier/NEA is not an acceptable Acquirer then, after receipt of such written notification: (1) Respondent DaVita shall immediately notify Frazier/NEA of the notice received from the Commission and shall as soon as practicable, but no later than within five (5) business days, effect the rescission of the Divestiture Agreement; and (2) Respondent DaVita shall: (a) within six (6) months of the date DaVita receives notice of such determination from the Commission, divest the Appendix A Clinic Assets, except for the Alabama Clinic Assets and the Illinois Clinic Assets, absolutely and in good faith, at no minimum price, as on-going businesses to an Acquirer or Acquirers that receive the prior approval of the Commission and only in a manner that receives the prior approval of the Commission; and (b) within eight (8) months of the date DaVita receives notice of such determination from the Commission, divest the Alabama Clinic Assets and the Illinois Clinic Assets absolutely and in good faith, at no minimum price, as on-going businesses, to an Acquirer or Acquirers that receive the prior approval of the Commission and only in a manner that receives the prior approval of the Commission.

PROVIDED FURTHER, HOWEVER, that if Respondent DaVita has complied with the terms of this Paragraph before the date on which this Order becomes final, and if, at the time the Commission determines to make this Order final, the Commission notifies Respondent DaVita that the manner in which the divestiture was accomplished is not acceptable, the Commission may direct Respondent DaVita or appoint the Divestiture Trustee, to effect such modifications to the manner of divestiture including, but not limited to, entering into additional agreements or arrangements, as the Commission may determine are necessary to satisfy the requirements of this Order.

B.

The Frazier/NEA Divestiture Agreements are incorporated by reference into this Order and made a part hereof as Confidential Appendix E. Any failure by Respondent DaVita to comply with the Frazier/NEA Divestiture Agreements shall constitute a failure to comply with the Order. The Frazier/NEA Divestiture Agreements shall not vary or contradict, or be construed to vary or contradict, the terms of this Order. Nothing in this Order shall reduce, or be construed to reduce, any rights or benefits of Frazier/NEA, or any obligations of Respondent DaVita, under the Frazier/NEA Divestiture Agreements.

C.	Respondent DaVita shall:

1.	place no restrictions on the use by any Acquirer of any of the Assets To Be Divested or any of the Clinics To Be Divested.

2.	cooperate with the Acquirer and assist the Acquirer, at no cost to the Acquirer, at the Time Of Divestiture of each Clinic To Be Divested, in obtaining all Government Approvals For Divestiture, and all Government Approvals For Continued Operation, for each Clinic To Be Divested;

3.	at the Time Of Divestiture of each Clinic To Be Divested:

a.	assign to the Acquirer all rights, title, and interest to leases for the Real Property Of The Clinic, and shall obtain all approvals necessary for such assignments; PROVIDED, HOWEVER, that (1) if the Acquirer obtains all rights, title, and interest to a lease for Real Property Of A Clinic To Be Divested before the Assets To Be Divested are divested pursuant to Paragraph II.A. of this Order, and (2) the Acquirer certifies its receipt of such lease and attaches it as part of the Divestiture Agreement, then Respondent DaVita shall not be required to make the assignments for such Clinic To Be Divested as required by this Paragraph; and

b.	assign to the Acquirer all of the Clinic’s Physician Contracts, and shall obtain all approvals necessary for such assignment; PROVIDED, HOWEVER, that (1) if the Acquirer enters into a Clinic’s Physician Contract for a Clinic To Be Divested before the Assets To Be Divested are divested pursuant to Paragraph II.A. of this Order, and (2) the Acquirer certifies its receipt of such contract and attaches it as part of the Divestiture Agreement, then Respondent DaVita shall not be required to make the assignment for such Clinic To Be Divested as required by this Paragraph.

4.	With respect to all Other Contracts Of Each Clinic To Be Divested, at the Acquirer’s option and at the Time Of Divestiture of each Clinic To Be Divested:

a.	if such contract can be assigned without third party approval, assign its rights under the contract to the Acquirer; and

b.	if such contract can be assigned to the Acquirer only with third party approval, assist and cooperate with the Acquirer in obtaining:

(1)	such third party approval and in assigning the contract to the Acquirer; or

(2)	a new contract.

D.	Respondent DaVita shall:

1.	at the Time Of Divestiture of each Clinic To Be Divested, provide to the Acquirer of such Clinic contact information about Payors and Suppliers for the Clinic, and

2.	not object to the sharing of Payor and Supplier contract terms Relating To the Clinics To Be Divested: (i) if the Payor or Supplier consents in writing to such disclosure upon a request by the Acquirer, and (ii) if the Acquirer enters into a confidentiality agreement with Respondent DaVita not to disclose the information to any third party.

E.	From the time Respondent DaVita signs the Agreement Containing Consent Order until sixty (60) days after the Time Of Divestiture of each Clinic To Be Divested or until January 3, 2012, whichever is later:

1.	Respondent DaVita shall, if requested by the Acquirer, facilitate interviews between each Designated DaVita Employee and the Acquirer, and shall not discourage such employee from participating in such interviews;

2.	Respondent DaVita shall not interfere in employment negotiations between each Designated DaVita Employee and the Acquirer;

3.	Respondent DaVita shall not prevent, prohibit or restrict or threaten to prevent, prohibit or restrict the Designated DaVita Employee from being employed by the Acquirer, and shall not offer any incentive to the Designated DaVita Employee to decline employment with the Acquirer;

4.	Respondent DaVita shall cooperate with the Acquirer of the Clinic in effecting transfer of the Designated DaVita Employee to the employ of the Acquirer, if the Designated DaVita Employee accepts such offer of employment from the Acquirer;

5.	Respondent DaVita shall eliminate any contractual provisions or other restrictions that would otherwise prevent the Designated DaVita Employee from being employed by the Acquirer;

6.	Respondent DaVita shall eliminate any confidentiality restrictions that would prevent the Designated DaVita Employee who accepts employment with the Acquirer from using or transferring to the Acquirer any information Relating To the Operation Of The Clinic; and

7.	Respondent DaVita shall pay, for the benefit of any Designated DaVita Employee who accepts employment with the Acquirer, all accrued bonuses, vested pensions and other accrued benefits.

PROVIDED, HOWEVER, that if, at any time after the Time of Divestiture, the Acquirer gives Respondent DaVita an unsolicited list of employees from the Non-Public Appendix

G to whom the Acquirer does not intend to offer employment, then such employees may be hired by Respondent DaVita as full time employees without violating this Paragraph II.E. PROVIDED, FURTHER, HOWEVER, that no earlier than fifteen (15) days after the Time of Divestiture, Respondent DaVita may submit a written request to the Acquirer identifying those persons from the Non-Public Appendix G to whom Respondent DaVita wishes to offer full time employment; and if the Acquirer within fifteen (15) days of receipt of such request grants, in writing, such request, then Respondent DaVita may offer employment to such employees; but if the Acquirer within fifteen (15) days of receipt of such request either: (i) chooses to hire such employees, or (ii) chooses to defer a hiring decision and keep the requested employees on the Non-Public Appendix G, then Respondent DaVita shall continue to comply with the terms of this Paragraph II.E. with regard to such employees.

F.	For a period of two (2) years following the Time Of Divestiture of each Clinic To Be Divested, Respondent DaVita shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any Designated DaVita Employee who is employed by the Acquirer to terminate his or her employment relationship with the Acquirer, unless that employment relationship has already been terminated by the Acquirer; PROVIDED, HOWEVER, Respondent DaVita may make general advertisements for employees including, but not limited to, in newspapers, trade publications, websites, or other media not targeted specifically at Acquirer’s employees; PROVIDED, FURTHER, HOWEVER, Respondent DaVita may hire employees who apply for employment with Respondent DaVita, as long as such employees were not solicited by Respondent DaVita in violation of this Paragraph; PROVIDED, FURTHER, HOWEVER, Respondent DaVita may offer employment to an Designated DaVita Employee who is employed by the Acquirer in only a part-time capacity, if the employment offered by Respondent DaVita would not, in any way, interfere with the employee’s ability to fulfill his or her employment responsibilities to the Acquirer.

G.	With respect to each Physician who has provided services to a Clinic To Be Divested pursuant to any of the Clinic’s Physician Contracts in effect at any time during the four (4) months preceding the Time Of Divestiture of the Clinic (“Contract Physician”):

1.	Respondent DaVita shall not offer any incentive to the Contract Physician, the Contract Physician’s practice group, or other members of the Contract Physician’s practice group to decline to provide services to the Clinic To Be Divested, and shall eliminate any confidentiality restrictions that would prevent the Contract Physician, the Contract Physician’s practice group, or other members of the Contract Physician’s practice group from using or transferring to the Acquirer of the Clinic To Be Divested any information Relating To the Operation Of The Clinic; and

2.	For a period of three (3) years following the Time Of Divestiture of each Clinic To Be Divested, Respondent DaVita shall not contract for the services of the Contract Physician, the Contract Physician’s practice group, or other members of the Contract Physician’s practice group for the provision of Contract Services to be performed in any of the areas listed in Appendix B of this Order that correspond to such Clinic.

PROVIDED, HOWEVER, if the Contract Physician, or the Contract Physician’s practice group, or other members of the Contract Physician’s practice group were providing services to a Clinic pursuant to a contract with Respondent DaVita or DSI in effect as of January 1, 2011, then Respondent DaVita may contract with such Contract Physicians, or the Contract Physician’s practice group, or other members of the Contract Physician’s practice group for services to be provided to that particular Clinic.

H.	Respondent DaVita shall:

1.	not disclose Confidential Business Information relating exclusively to any of the Clinics To Be Divested to any Person other than the Acquirer of such Clinic;

2.	after the Time Of Divestiture of such Clinic:

a.	Respondent DaVita shall not use Confidential Business Information relating exclusively to any of the Clinics To Be Divested for any purpose other than complying with the terms of this Order or with any law; and

b.	Respondent DaVita shall destroy all records of Confidential Business Information relating exclusively to any of the Clinics To Be Divested , except to the extent that: (1) Respondent DaVita is required by law to retain such information, and (2) Respondent DaVita’s inside or outside attorneys may keep one copy solely for archival purposes, but may not disclose such copy to the rest of Respondent DaVita.

I.	At the Time Of Divestiture of each Clinic To Be Divested, Respondent DaVita shall provide the Acquirer of the Clinic with manuals, instructions, and specifications sufficient for the Acquirer to access and use any information

1.	divested to the Acquirer pursuant to this Order, or

2.	in the possession of the Acquirer, and previously used by Respondent DaVita or DSI in the Operation Of The Clinic.

J.	For two (2) years following the Time Of Divestiture of each Clinic To Be Divested, Respondent DaVita shall not solicit the business of any patients that received any goods or services from such Clinic between July 1, 2010, and the date of such divestiture, PROVIDED, HOWEVER, Respondent DaVita may (i) make general advertisements for the business of such patients including, but not limited to, in newspapers, trade publications, websites, or other media not targeted specifically at such patients, and (ii) provide advertising and promotions directly to any patient that initiates discussions with, or makes a request to, any Respondent DaVita employee.

K.

Respondent DaVita shall convey to each Acquirer of a Clinic To Be Divested the right to use any Licensed Intangible Property (to the extent permitted by the third-party licensor), if such right is needed for the Operation Of The Clinic by the Acquirer and if the Acquirer is

unable, using commercially reasonable efforts, to obtain equivalent rights from other third parties on commercially reasonable terms and conditions.

L.	Respondent DaVita shall do nothing to prevent or discourage Suppliers that, prior to the Time Of Divestiture of any Clinic To Be Divested, supplied goods and services for use in any Clinic To Be Divested from continuing to supply goods and services for use in such Clinic.

M.	Respondent DaVita shall not acquire DSI until it has obtained for all the Appendix A Clinics:

1.	all approvals for the assignment of the Clinic’s Physician Contracts, as required by Paragraph II.C.3.b.of this Order;

2.	all approvals by joint venture partners necessary for the Acquirer to acquire the Appendix A Clinics that are owned by a joint venture, and shall assign all such approvals to the Acquirer; and

3.	all approvals by joint venture partners necessary for the Acquirer of Appendix A Joint Venture Equity Interests to jointly own and operate the Appendix A Clinics that are owned by the joint venture, and shall assign all such approvals to the Acquirer.

Copies of all such approvals shall be incorporated into the Divestiture Agreements as appendices.

N.	Respondent DaVita shall not acquire DSI until it has:

1.	included, as part of the Divestiture Agreements, a letter stating that the Osceola Non-Compete is rescinded and that is will not be re-entered or re-negotiated for five (5) years following the Time of Divestiture; and

2.	provided notice to all parties involved in the Osceola Non-Compete that the Osceola Non-Compete has been rescinded.

O.	With respect to Respondent DaVita’s Medical Protocols:

1.	Respondent DaVita shall retain a copy of DaVita’s Medical Protocols until six (6) months after all of the Assets To Be Divested have been divested, pursuant to this Order;

2.	If any Acquirer of a Clinic To Be Divested requests in writing to Respondent DaVita:

a.

within six (6) months of the Time Of Divestiture of that Clinic to that Acquirer, that DaVita license a copy of DaVita’s Medical Protocols to that Acquirer, DaVita shall within five (5) business days of such request, grant to that Acquirer a royalty-free perpetual worldwide license for the use, without any limitation, of DaVita’s Medical Protocols (including the right to transfer or sublicense such protocols, exclusively or nonexclusively, to others by any means); or

b.	before the Time of Divestiture, that DaVita license a copy of DaVita’s Medical Protocols to that Acquirer, DaVita shall grant, as part of the Divestiture Agreements, to that Acquirer for a reasonable amount of time during a transition period, a royalty-free perpetual worldwide license for the use of DaVita’s Medical Protocols (not including the right to transfer or sublicense such protocols, exclusively or nonexclusively, to others by any means); and

3.	DaVita shall create no disincentive for any Acquirer of a Clinic To Be Divested to make such a request for a license for DaVita’s Medical Protocols, and shall not enter into any agreement or understanding with any Acquirer that the Acquirer not make such a request.

P.	Respondent DaVita shall not terminate any transition services agreement that is a part of the Frazier/NEA Divestiture Agreements before the end of the term approved by the Commission without:

1.	the written agreement of the Acquirer and thirty (30) days prior notice to the Commission; or,

2.	in the case of a proposed unilateral termination by Respondent DaVita due to an alleged breach of an agreement by the Acquirer, sixty (60) days notice of such termination. PROVIDED, HOWEVER, such sixty (60) days notice shall be given only after the parties have:

a.	attempted to settle the dispute between themselves, and

b.	engaged in arbitration and received an arbitrator’s decision, or

c.	received a final court decision after all appeals.

Q.	The purpose of Paragraph II of this Order is to ensure the continuation of the Clinics To Be Divested as, or as part of, ongoing viable enterprises engaged in the same business in which such assets were engaged at the time of the announcement of the acquisition by Respondent DaVita Inc. of DSI, to ensure that the Clinics To Be Divested are operated independently of, and in competition with, Respondent DaVita, and to remedy the lessening of competition alleged in the Commission’s Complaint.

III.

IT IS FURTHER ORDERED that for a period of five (5) years from the date this Order is issued, Respondent DaVita shall not, without providing advance written notification to the Commission in the manner described in this paragraph, directly or indirectly:

A.	acquire any assets of or financial interest in any Clinic located in any of the areas listed in Appendix B of this Order; or

B.	enter into any contract to participate in the management or Operation Of A Clinic located in any of the areas listed in Appendix B of this Order, except to the extent that the contract relates exclusively to:

1.	off-site lab services or social worker support materials; or

2.	billing services, collection services, bookkeeping services, accounting services, supply purchasing and logistics services, or the preparation of financial reports and accounts receivable reports (collectively “Such Services”), where appropriate firewalls and confidentiality agreements are implemented to prevent Confidential Business Information of the Clinic from being disclosed to anyone participating in any way in the operation or management of any Clinic owned by Respondent DaVita or any Clinic other than the Clinic to which Such Services are being provided.

Said advance written notification shall contain (i) either a detailed term sheet for the proposed acquisition or the proposed agreement with all attachments, and (ii) documents that would be responsive to Item 4(c) of the Premerger Notification and Report Form under the Hart-Scott-Rodino Premerger Notification Act, Section 7A of the Clayton Act, 15 U.S.C. § 18a, and Rules, 16 C.F.R. § 801-803, Relating To the proposed transaction (hereinafter referred to as “the Notification), PROVIDED, HOWEVER, (i) no filing fee will be required for the Notification, (ii) an original and one copy of the Notification shall be filed only with the Secretary of the Commission and need not be submitted to the United States Department of Justice, and (iii) the Notification is required from Respondent DaVita and not from any other party to the transaction. Respondent DaVita shall provide the Notification to the Commission at least thirty (30) days prior to consummating the transaction (hereinafter referred to as the “first waiting period”). If, within the first waiting period, representatives of the Commission make a written request for additional information or documentary material (within the meaning of 16 C.F.R. § 803.20), Respondent DaVita shall not consummate the transaction until thirty days after submitting such additional information or documentary material. Early termination of the waiting periods in this paragraph may be requested and, where appropriate, granted by letter from the Bureau of Competition.

PROVIDED, HOWEVER, that prior notification shall not be required by this paragraph for a transaction for which Notification is required to be made, and has been made, pursuant to Section 7A of the Clayton Act, 15 U.S.C. § 18a.

IV.

IT IS FURTHER ORDERED that:

A.	Richard Shermer of R. Shermer & Co., shall be appointed Monitor to assure that Respondent DaVita expeditiously complies with all of its obligations and performs all of its responsibilities as required by this Order.

B.	No later than one (1) day after the Effective Date, Respondent DaVita shall, pursuant to the Monitor Agreement and to this Order, transfer to the Monitor all the rights, powers, and authorities necessary to permit the Monitor to perform their duties and responsibilities in a manner consistent with the purposes of this Order.

C.	In the event a substitute Monitor is required, the Commission shall select the Monitor, subject to the consent of Respondent DaVita, which consent shall not be unreasonably withheld. If Respondent DaVita has not opposed, in writing, including the reasons for opposing, the selection of a proposed Monitor within ten (10) days after notice by the staff of the Commission to Respondent DaVita of the identity of any proposed Monitor, Respondent DaVita shall be deemed to have consented to the selection of the proposed Monitor. Not later than ten (10) days after appointment of a substitute Monitor, Respondent DaVita shall execute an agreement that, subject to the prior approval of the Commission, confers on the Monitor all the rights and powers necessary to permit the Monitor to monitor Respondent DaVita’s compliance with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements in a manner consistent with the purposes of this Order.

D.	Respondent DaVita shall consent to the following terms and conditions regarding the powers, duties, authorities, and responsibilities of the Monitor:

1.	The Monitor shall have the power and authority to monitor Respondent DaVita’s compliance with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements, and shall exercise such power and authority and carry out the duties and responsibilities of the Monitor in a manner consistent with the purposes of this Order and in consultation with the Commission, including, but not limited to:

a.	Assuring that Respondent DaVita expeditiously complies with all of its obligations and perform all of its responsibilities as required by the this Order, the Order to Maintain Assets, and the Divestiture Agreements;

b.	Monitoring any transition services agreements;

c.	Assuring that Confidential Business Information is not received or used by Respondent DaVita or the Acquirers, except as allowed in this Order and in the Order to Maintain Assets, in this matter.

2.	The Monitor shall act in a fiduciary capacity for the benefit of the Commission.

3.	The Monitor shall serve for such time as is necessary to monitor Respondent DaVita’s compliance with the provisions of this Order, the Order to Maintain Assets, and the Divestiture Agreements.

4.	Subject to any demonstrated legally recognized privilege, the Monitor shall have full and complete access to Respondent DaVita’s personnel, books, documents, records kept in the Ordinary Course Of Business, facilities and technical information, and such other relevant information as the Monitor may reasonably request, related to Respondent DaVita’s compliance with its obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements. Respondent DaVita shall cooperate with any reasonable request of the Monitor and shall take no action to interfere with or impede the Monitor’s ability to monitor Respondent DaVita’s compliance with this Order, the Order to Maintain Assets, and the Divestiture Agreements.

5.	The Monitor shall serve, without bond or other security, at the expense of Respondent DaVita on such reasonable and customary terms and conditions as the Commission may set. The Monitor shall have authority to employ, at the expense of Respondent DaVita, such consultants, accountants, attorneys and other representatives and assistants as are reasonably necessary to carry out the Monitor’s duties and responsibilities. The Monitor shall account for all expenses incurred, including fees for services rendered, subject to the approval of the Commission.

6.	Respondent DaVita shall indemnify the Monitor and hold the Monitor harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitor’s duties, including all reasonable fees of counsel and other reasonable expenses incurred in connection with the preparations for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Monitor.

7.	Respondent DaVita shall report to the Monitor in accordance with the requirements of this Order and/or as otherwise provided in any agreement approved by the Commission. The Monitor shall evaluate the reports submitted to the Monitor by Respondent DaVita, and any reports submitted by the Acquirer with respect to the performance of Respondent DaVita’s obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements.

8.	Within one (1) month from the date the Monitor is appointed pursuant to this paragraph, every sixty (60) days thereafter, and otherwise as requested by the Commission, the Monitor shall report in writing to the Commission concerning performance by Respondent DaVita of its obligations under this Order, the Order to Maintain Assets, and the Divestiture Agreements.

9.	Respondent DaVita may require the Monitor and each of the Monitor’s consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; PROVIDED, HOWEVER, such agreement shall not restrict the Monitor from providing any information to the Commission.

E.	The Commission may, among other things, require the Monitor and each of the Monitor’s consultants, accountants, attorneys, and other representatives and assistants to sign an appropriate confidentiality agreement Relating To Commission materials and information received in connection with the performance of the Monitor’s duties.

F.	If the Commission determines that the Monitor has ceased to act or failed to act diligently, the Commission may appoint a substitute Monitor in the same manner as provided in this Paragraph IV.

G.	The Commission may on its own initiative, or at the request of the Monitor, issue such additional orders or directions as may be necessary or appropriate to assure compliance with the requirements of this Order, the Order to Maintain Assets, and the Divestiture Agreements.

H.	A Monitor appointed pursuant to this Order may be the same Person appointed as a trustee pursuant to Paragraph V of this Order and may be the same Person appointed as Monitor under the Order to Maintain Assets.

V.

IT IS FURTHER ORDERED that:

A.	If Respondent DaVita has not divested, absolutely and in good faith and with the Commission’s prior approval, all of the Appendix A Assets pursuant to Paragraph II of this Order, the Commission may appoint a trustee to (1) divest any of the Appendix A Assets that have not been divested pursuant to Paragraph II of this Order in a manner that satisfies the requirements of Paragraph II of this Order, which may include negotiations with landlords holding leases to the Assets to be Divested; or, in the event the Appendix A Clinics cannot be divested for whatever reason, (2) divest selected Appendix F Clinic Assets at the option of the Divestiture Trustee and the Commission. In the event that the Commission or the Attorney General brings an action pursuant to Section 5(l) of the Federal Trade Commission Act, 15 U.S.C. § 45(l), or any other statute enforced by the Commission, Respondent DaVita shall consent to the appointment of a trustee in such action to divest the relevant assets in accordance with the terms of this Order. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed trustee, pursuant to § 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by Respondent DaVita to comply with this Order.

B.	The Commission shall select the trustee, subject to the consent of Respondent DaVita, which consent shall not be unreasonably withheld. The trustee shall be a Person with experience and expertise in acquisitions and divestitures. If Respondent DaVita has not opposed, in writing, including the reasons for opposing, the selection of any proposed trustee within ten (10) days after receipt of notice by the staff of the Commission to Respondent DaVita of the identity of any proposed trustee, Respondent DaVita shall be deemed to have consented to the selection of the proposed trustee.

C.	Within ten (10) days after appointment of a trustee, Respondent DaVita shall execute a trust agreement that, subject to the prior approval of the Commission, transfers to the trustee all rights and powers necessary to permit the trustee to effect the divestitures required by this Order.

D.	If a trustee is appointed by the Commission or a court pursuant to this Order, Respondent DaVita shall consent to the following terms and conditions regarding the trustee’s powers, duties, authority, and responsibilities:

1.	Subject to the prior approval of the Commission, the trustee shall have the exclusive power and authority to divest any of the Appendix A Assets that have not been divested pursuant to Paragraph II of this Order and, subject to the provisions of Paragraph V.A. of the Order, divest Appendix F Clinic Assets.

2.	The trustee shall have twelve (12) months from the date the Commission approves the trust agreement described herein to accomplish the divestiture, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve (12) month period, the trustee has submitted a divestiture plan or the Commission believes that the divestiture can be achieved within a reasonable time, the divestiture period may be extended by the Commission; PROVIDED, HOWEVER, the Commission may extend the divestiture period only two (2) times.

3.	Subject to any demonstrated legally recognized privilege, the trustee shall have full and complete access to the personnel, books, records, and facilities related to the relevant assets that are required to be divested by this Order and to any other relevant information, as the trustee may request. Respondent DaVita shall develop such financial or other information as the trustee may request and shall cooperate with the trustee. Respondent DaVita shall take no action to interfere with or impede the trustee’s accomplishment of the divestiture. Any delays in divestiture caused by Respondent DaVita shall extend the time for divestiture under this Paragraph V in an amount equal to the delay, as determined by the Commission or, for a court-appointed trustee, by the court.

4.

The trustee shall use commercially reasonable best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, subject to Respondent DaVita’s absolute and unconditional obligation to divest expeditiously and at no minimum price. The divestiture shall be made in the manner and to an Acquirer or Acquirers that receives the prior approval of the Commission, as required by this Order; PROVIDED, HOWEVER, if the trustee receives bona fide offers for particular assets from more than one acquiring entity, and if the Commission determines to approve more than one such acquiring entity for such assets, the trustee shall divest the assets to the acquiring entity selected by Respondent DaVita from among those approved by the Commission; PROVIDED, FURTHER, HOWEVER, that Respondent DaVita shall select such entity within five (5) days of receiving notification of the Commission’s approval.

5.	The trustee shall serve, without bond or other security, at the cost and expense of Respondent DaVita, on such reasonable and customary terms and conditions as the Commission or a court may set. The trustee shall have the authority to employ, at the cost and expense of Respondent DaVita, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the trustee’s duties and responsibilities. The trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the Commission and, in the case of a court-appointed trustee, by the court, of the account of the trustee, including fees for the trustee’s services, all remaining monies shall be paid at the direction of Respondent DaVita, and the trustee’s power shall be terminated. The compensation of the trustee shall be based at least in significant part on a commission arrangement contingent on the divestiture of all of the relevant assets that are required to be divested by this Order.

6.	Respondent DaVita shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.

7.	The trustee shall have no obligation or authority to operate or maintain the relevant assets required to be divested by this Order.

8.	The trustee shall report in writing to Respondent DaVita and to the Commission every sixty (60) days concerning the trustee’s efforts to accomplish the divestiture.

9.	Respondent DaVita may require the trustee and each of the trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; PROVIDED, HOWEVER, such agreement shall not restrict the trustee from providing any information to the Commission.

E.	If the Commission determines that a trustee has ceased to act or failed to act diligently, the Commission may appoint a substitute trustee in the same manner as provided in this Paragraph V.

F.	The Commission or, in the case of a court-appointed trustee, the court, may on its own initiative or at the request of the trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this Order.

G.	The trustee appointed pursuant to this Paragraph may be the same Person appointed as the Monitor pursuant to the relevant provisions of this Order or the Order to Maintain Assets.

VI.

IT IS FURTHER ORDERED that:

A.	Beginning thirty (30) days after the date this Order becomes final, and every thirty (30) days thereafter until Respondent DaVita has fully complied with Paragraphs II.A., II.B., II.C., II.D., II.E., II.G.1, II.I, II.K., II.L., II.M., II.N., and II.O. of this Order, Respondent DaVita shall submit to the Commission a verified written report setting forth in detail the manner and form in which it intends to comply, is complying, and has complied with the terms of this Order, the Order to Maintain Assets, and the Divestiture Agreements. Respondent DaVita shall submit at the same time a copy of these reports to the Monitor.

B.	Beginning twelve (12) months after the date this Order becomes final, and annually thereafter on the anniversary of the date this Order becomes final, for the next four (4) years, Respondent DaVita shall submit to the Commission verified written reports setting forth in detail the manner and form in which it is complying and has complied with this Order, the Order to Maintain Assets, and the Divestiture Agreements. Respondent DaVita shall submit at the same time a copy of these reports to the Monitor.

VII.

IT IS FURTHER ORDERED that Respondent DaVita shall notify the Commission at least thirty (30) days prior to:

A.	Any proposed dissolution of DaVita,

B.	Any proposed acquisition, merger or consolidation of DaVita, or

C.	Any other change in DaVita that may affect compliance obligations arising out of this Order, including but not limited to assignment, the creation or dissolution of subsidiaries, or any other change in DaVita.

VIII.

IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Order, and subject to any legally recognized privilege, and upon written request with reasonable notice to Respondent DaVita, Respondent DaVita shall permit any duly authorized representative of the Commission:

A.	Access, during office hours of DaVita and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and all other records and documents in the possession or under the control of DaVita related to compliance with this Order; and

B.	Upon five (5) days’ notice to DaVita and without restraint or interference from DaVita, to interview officers, directors, or employees of DaVita, who may have counsel present, regarding such matters.

IX.

IT IS FURTHER ORDERED that this Order shall terminate ten (10) years from the date the Order is made final.

By the Commission.

Donald S. Clark Secretary

SEAL

ISSUED:

APPENDIX A

APPENDIX A CLINICS

APPENDIX A CLINICS

	Clinic Name	Clinic Address
1	DSI Norwood	1424 North Carraway Boulevard Birmingham, AL 35234

2	DSI Avondale	13055 West McDowell Road Avondale, AZ 85323

3	DSI Mesa	1337 South Gilbert Road, #109 Mesa, AZ 85204

4	DSI Northeast Phoenix	3305 East Greenway Road Phoenix, AZ 85032

5	DSI Phoenix South	4621 South Central Avenue Phoenix, AZ 85040

6	DSI Southwest Mesa	1457 West Southern Avenue, Ste. D19 Mesa, AZ 85202

7	DSI Tempe	8820 South Kyrene Road Tempe, AZ 85284

8	DSI South Tampa	731 West Lumsden Brandon, FL 33511

9	DSI Tampa Central	4705 N. Armenia Avenue Tampa, FL 33603

10	DaVita Woodstock	2001 Professional Pkwy, Ste. 100 Woodstock, GA 30188

11	DSI Covington	4179 Baker Street NE Covington, GA 30014

12	DSI Cobb County	506 Roswell Street, Bldg. 100 Marietta, GA 30060

13	DSI Scottsdale	4651 West 79th Street, Unit 100 Chicago, IL 60652

14	DSI Greenwood	125 Airport Parkway, Suite 140 Greenwood, IN 46143

15	DSI Northwest Indianapolis	6488 Corporate Drive Indianapolis, IN 46278

	Clinic Name	Clinic Address
16	DSI Louisville	635 S. 3rd Street Louisville, KY 40202

17	DaVita Baton Rouge	3888 North Blvd. Baton Rouge, LA 70806

18	DaVita Denham Springs	26737 Highway 1032 Denham Springs, LA 70726

19	DSI Pleasantburg	110 Chalmers Road Greenville, SC 29605

20	DSI Easley	125 Whitmire Road Easley, SC 29640

21	DSI Greenville	3 Butternut Drive, Ste. A Greenville, SC 29605

22	DSI Powderhorn	16 Powderhorn Road Simpsonville, SC 29681

23	DSI Galleria	8592 Ricky Bell Cove Memphis, TN 38133

24	DSI Memphis South	3960 Knight Arnold Road, Ste. 107 Memphis, TN 38118

25	DaVita Beeville	100 W. Huntington Street Beeville, TX 78102

26	DSI El Paso East	10737 Gateway West, Ste. 100-101 El Paso, TX 79935

27	DSI El Paso West	3100 North Stanton El Paso, TX 79902

28	DSI El Paso South (de novo)	10651N. Loop Rd. El Paso, TX 79927

29	DaVita Oso Bay	7502 South Padre Island Dr. Corpus Christi, TX 78412

APPENDIX A-2

Appendix A Joint Ventures

Appendix A Joint Ventures

(Joint Ventures From Which DaVita Will Divest Its Joint Venture Equity Interests and Clinics

Owned by Joint Ventures)

	Joint Venture Name	Clinic Name (Medicare Provider Number)	Clinic Address
1	Renal Care Group South Tampa, LLC	South Tampa (102824)	731 W Lumsden Road, Brandon, FL 33511

2	DSI El Paso, LLC	El Paso Kidney Center East (452749)	10737 Gateway West, Suite 100, El Paso, TX 79935

3	Renal Care Group Galleria, LLC	Galleria Renal Center (442660)	8592 Ricky Bell Cove, Memphis, TN 38113

4	DSI Greenville, LLC	Twin Oaks Dialysis - Greenville (422503)	3 Butternut Drive, Greenville, SC 29605

APPENDIX B

AREA DEFINITIONS TO APPENDIX A

AREA DEFINITIONS

•	Five digit numbers refer to zip codes.

•	Geographic areas bounded by roads include all properties abutting the referenced road (i.e., properties on both sides of the road).

•	Zip codes or other areas fully surrounded by areas included in the area definition shall be considered part of the area definition.

•	Area definitions are based on maps submitted to the Commission staff by DaVita.

	Divested Clinics (Medicare Provider Numbers)	Corresponding Area Definition
1	DSI Norwood	The area in and/or near Birmingham, Alabama, consisting of: 35203, 35204, 35205, 35206, 35207, 35208, 35211, 35212, 35213, 35214, 35215, 35217, 35218, 35222, 35233, 35234, 35254, and the portion of 35224 that lies east of County Road 65, southeast of Lexington Street, southeast of 8th Avenue, southeast of Richmond Street, southeast of 10th Avenue, east of 57 Street, and north of Ens-Pleasant Grove Road.

2	DVA Osceloa	The area in and/or near Osceola, Arkansas, consisting of Mississippi County (Arkansas).

3	DSI Avondale	The area in and/or near Avondale, Arizona, consisting of: 85031, 85033, 85035, 85037, 85043, 85323,85353, 85392, 85395, the portion of 85326 that lies east of North 195th Avenue, east of South 195th Avenue, and north of the Gila River, the portion of 85338 that lies north of the Gila River, the portion of 85340 that lies south of West Camelback Road and east of North 195th Avenue, and the portion of 85396 that lies east of North 195th Avenue.

4	DSI NE Phoenix	The area in and/or near Phoenix, Arizona, consisting of: 85012, 85013, 85014, 85015, 85017, 85020, 85021, 85022, 85023, 85024, 85028, 85029, 85032, 85050, 85051, 85254, the portions of 85007, 85003, and 85004 that lie north of Interstate 10, the portion of 85006 that lies north of Interstate 10 and west of Highway 51, the portion of 85009 that lies north of Interstate 10 and east of Interstate 17 and the portion of 85027 that lies east of Interstate 17.

5	DSI South Phoenix	The area in and/or near Phoenix, Arizona, consisting of: 85003, 85004, 85006, 85007, 85008, 85009, 85012, 85013, 85014, 85015, 85016, 85018, 85034, 85035, 85040, 85041, 85042, 85043; and the portion of 85339 that lies east of S 79th Avenue, north of Dobbins Road, east of W. Carver Road, and east of S 51th Avenue.

6	DSI Mesa, Southwest Mesa, Tempe	The area in and/or near Mesa, Arizona consisting of: 85040, 85042, 85044, 85201, 85202, 85203, 85204, 85205, 85206, 85210, 85213, 85224, 85225, 85233, 85234, 85236, 85248, 85249, 85281, 85282, 85283, 85284, 85286, 85287, 85295, 85296, and the portion of 85226 that lies east of Interstate 10.

7	DSI South Tampa	The area in and/or near Brandon, Florida, consisting of: 33510, 33511, 33527, 33534, 33569, 33578, 33584, 33594, 33596, 33610, and 33619.

8	DSI Tampa	The area in and/or near Tampa, Florida, consisting of: 33602, 33603, 33604, 33605, 33606, 33607, 33609, 33610, 33611, 33612, 33613, 33614, 33615, 33616, 33617, 33619, 33624, 33625, 33626, 33629, 33634, and 33635.

9	DSI Cobb County	The area in and/or near Marietta, Georgia consisting of: 30008, 30060, 30062, 30064, 30066, 30067, 30101, 30102, 30144, 30152, and the portion of 30080 that lies north of Windy Hill Road SE.

10	DVA Woodstock	The area in and/or near Woodstock, Georgia consisting of: 30066, 30101, 30102, 30107, 30114, 30115, 30152, 30188, and 30189.

11	DSI Covington	The area in and/or near Covington, Georgia consisting of: 30012, 30013, 30014, 30016, 30025, 30054, and 30094.

12	DSI Scottsdale	The area in and/or near Chicago, Illinois consisting of: 60453, 60455, 60456, 60457, 60458, 60459, 60609, 60617, 60619, 60620, 60621, 60628, 60629, 60632, 60636, 60638, 60643, 60652, 60655, and 60805.

13	DSI Greenwood	The area in and/or near Indianapolis, Indiana consisting of: 46142, 46143, 46131, 46184, and the portions of 46217, 46221, 46227, 46237, 46239, and 46259 that lie to the south of Interstate 74.

14	DSI Northwest Indianapolis	The area in and/or near Indianapolis, Indiana consisting of 46214, 46222, 46224, 46228, the portion of 46278 that lies to the east of Interstate 65; the portions 46268, and 46260 that lie to the south of Interstate 865/465, and the portion of 46077 that lies to the south of Interstate 865/465 and east of Interstate 65.

15	DSI Louisville	The area in and/or near Louisville, Kentucky consisting of: 40202, 40203, 40204, 40205, 40206, 40209, 40209, 40210, 40211, 40212, 40215, 40214, 40216, 40258, 40292, and the portion of 40231 that lies to the north of Interstate 264.

16	DVA Baton Rouge 2230	The area in and/or near Baton Rouge, Louisiana consisting of: 70706, 70726, 70739, 70767, 70785, 70801, 70802, 70803, 70805, 70806, 70807, 70808, 70806, 70809, 70812, 70815, 70816, and 70817.

17	DSI Easley, Greenville, Pleasantburg, Powderhorn	The area in and/or near Greenville, South Carolina consisting of: 29625, 29660, 29601, 29605, 29607, 29609, 29611, 29613, 29615, 29617, 29630, 29640, 29642, 29644, 29645, 29657, 29661, 29662, 29669, 29671, 29673, 29680, 29681, and the portion of 29687 that lies south of State Highway 290 and S-23-415.

18	DSI Galleria	The area in and/or near Memphis, Tennessee consisting of: 38002, 38016, 38018, 38068, 38120, 38125, 38127, 38128, 38133, 38134, and 38135.

19	DSI Memphis South:	The are in and/or near Memphis, Tennessee, consisting of: 38111, 38114, 38115, 38117, 38118, 38141, and 38152.

20	DVA Beeville 2245	The area in and/or near Beeville, Texas consisting of: 78102, 78389, 78391. the portion of 77963 that lies south of State Highway 239 and west of US-77, the portion of 78022 that lies east of I-37, the portion of 78071 that lies east of I-37 and State Highway 72, the portion of 78119 that lies south of State Highway 72 and State Highway 239, the portion of 78368 that lies east of I-37, and the portions of 78377, 78378 and 78391 that lie west of US-77.

21	DVA Oso Bay 2219	The area in and/or near Corpus Christi, Texas consisting of: 78401, 78402, 78404, 78405, 78407, 78411, 78413, 78414, 78415, 78416, 78417, 78418, and 78419.

22	DSI El Paso W and El Paso E	The area in and/or near El Paso, Texas consisting of: 88063, 79836, 79838, 79853, 79901, 79902, 79903,79905, 79907, 79912, 79922, 79927, 79930, 79932, 79968, and the portions of 79821 and 79835 that lie to the west of E.P.N.G. Pipeline Rd., the portions of 79904 and 79924 that lie to the east of US-54, the portions of 79925, 79935 and 79936 that lie to the south of US-62, and the portions of 79928 and 79938 that are within El Paso County (Texas), Texas.

APPENDIX C

MONITOR AGREEMENT

NON-PUBLIC APPENDIX C-1

COMPENSATION PROVISIONS OF

MONITOR AGREEMENT

[Redacted From the Public Record Version, But Incorporated By Reference]

APPENDIX D

EXCLUDED TRADEMARKS & DESIGNS

NON-PUBLIC APPENDIX E

FRAZIER/NEA DIVESTITURE AGREEMENTS

[Redacted From the Public Record Version, But Incorporated By Reference]

NON-PUBLIC APPENDIX F

LIST OF ALTERNATIVE CLINICS TO DIVEST

[Redacted From the Public Record Version, But Incorporated By Reference]

NON-PUBLIC APPENDIX F-2

LIST OF ALTERNATIVE JOINT VENTURES

[Redacted From the Public Record Version, But Incorporated By Reference]

NON-PUBLIC APPENDIX G

ADDITIONAL DAVITA AND DSI EMPLOYEES LIST

[Redacted From the Public Record Version, But Incorporated By Reference]